UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006
EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-13115	36-4151656
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Two North Riverside Plaza	60606
Suite 2100, Chicago, Illinois	(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code (312) 466-3300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Equity Office Properties Trust is filing as Exhibit 99.1 a description of the material U.S. federal income tax consequences relating to the taxation of Equity Office as a real estate investment trust for federal income tax purposes and the ownership and disposition of Equity Office common shares. This description replaces and supersedes prior descriptions of the federal income tax treatment of Equity Office and its shareholders contained in its Form 8-K filed on March 29, 2005.
     This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate”, “expect”, “believe”, “intend”, “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
          A description of important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the factors discussed in the description of material U.S. federal income tax consequences included in this Form 8-K. Investors should also refer to our other filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits:
99.1	Material U.S. Federal Income Tax Consequences

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

Date: March 9, 2006	By:	/s/ Stanley M. Stevens Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

EXHIBIT INDEX
Attached as an exhibit to this form is the document listed below:

Exhibit
No.	Description
99.1	Material U.S. Federal Income Tax Consequences

4